Exhibit 10.3

TUPPERWARE BRANDS CORPORATION

DIRECTOR STOCK PLAN

RESTRICTED STOCK AGREEMENT

Recipient:

Number of Shares:

Date of Award:

Restricted Period Ends:

1. Restricted Stock Award. Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Brands Corporation Director Stock Plan (the “Plan”), a copy of which is attached, hereby awards to the Recipient as of the Date of Award an award of a number of shares of common stock of Tupperware, $0.01 par value (“Shares”), all as specifically indicated above. The award is subject to the terms, conditions and restrictions of this Agreement and the Plan. The Recipient shall execute and return to Tupperware this Agreement and the stock power described in Paragraph 4 of this Agreement. All determinations and interpretations made by Tupperware in connection with any question arising under this Agreement or the Plan are binding and conclusive upon the Recipient or his or her legal representative.

2. Restrictions on Shares. The Restricted Period (as defined in Section 9(d)(iii)(A) of the Plan) applicable to any Shares begins on the Date of Award and ends on the date the Restricted Period Ends, as set forth above, except as otherwise provided in Section 9(d)(iii)(A) of the Plan. In the event of a Change of Control (as defined in Section 2 of the Plan), all restrictions shall lapse immediately in accordance with Section 13 of the Plan. If the Recipient dies or retires while a member of the Tupperware Board, the restrictions shall lapse on the date of death or retirement, whichever date is earlier.

3. Stockholder Rights. During the Restricted Period, the Recipient shall have all of the rights of a stockholder of Tupperware, including the right to receive dividends and the right to vote, except as otherwise set forth in this Agreement or in Section 9(d)(iii)(D) of the Plan.

4. Issuance and Possession of Stock Certificates During Restricted Period. Shares will be issued and registered in certificate form or, if Tupperware so permits, book entry form, in the name of the Recipient in the stockholder records of Tupperware. The Recipient shall deliver to Tupperware the Recipient’s blank endorsement of a stock power. Such certificates will be held by Tupperware or its agent until the restrictions lapse or such Shares are forfeited in accordance with the Plan.

5. Adjustments to Shares. Recipient agrees to deliver to Tupperware any new or additional certificates representing stock or other securities, which he or she may receive during the Restricted Period with respect to the Shares (“Other Certificates”), together with a blank endorsement of a stock power. All such Shares or other securities will be subject to the same restrictions during the Restricted Period as the Shares. Other Certificates will be held by Tupperware or its agent.

6. Delivery of Certificates. Tupperware will deliver or cause to be delivered Shares evidenced by Certificates, or, if Tupperware so permits, in book entry form, and any Other Certificates at the end of the Restricted Period, and will deliver them to the Recipient or Recipient’s transferee free of the restrictions imposed by the Plan or this Agreement.

7. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at its headquarters office. All notices hereunder to the Recipient shall be delivered personally or mailed to the Recipient’s address indicated below, unless the Recipient notifies Tupperware in writing of a change of address.

8. Data Transfer and Privacy. To administer this Plan, you must provide us with personal data to identify you, including name and address. Your personal data will be transferred to our U.S. headquarters in Orlando, and processed there. We may transfer your personal data to an outside vendor (such as a bank) for further processing. By signing below, you explicitly consent to this collection, transfer and processing, as necessary for operation of this Plan. During each of these steps, we treat your personal data with care to ensure its privacy, and ensure that any outside vendors do the same. If you are an EU resident, your data is treated in accordance with our EU Data Transfer Policy.

The parties confirm this Agreement effective as of the Date of Award and have executed it on                     , 20    .

Tupperware Brands Corporation	Recipient (Please sign and date form. Type or print address.)

Signature
Thomas M. Roehlk Executive Vice President, Chief Legal Officer & Secretary

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